Exhibit 10.65

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAS IT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF THIS NOTE WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AND AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL SATISFACTORY TO BORROWER, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.

BBKO, INC.
CONVERTIBLE PROMISSORY NOTE

Principal Amount:	Los Angeles, CA
$25,000	January 4, 2007

FOR VALUE RECEIVED, the undersigned, BBKO, Inc. (“Borrower” or the “Company”), a Nevada corporation and a wholly owned subsidiary of ORBIT BRANDS CORPORATION (“ORBIT”), a Delaware C corporation and a NASDAQ Pink Sheet-listed public company, promises to pay to the order of Cleveland BioLabs, Inc. (“Lender”), in lawful money of the United States of America, the principal sum of Twenty-Five Thousand and No/100 Dollars ($25,000), together with interest thereon from the date hereof until this Note is paid in full.

1. Repayment of the Principal Sum. The Principal Sum shall be due and payable in one (1) installment of Twenty-Five Thousand and No/100 Dollars ($25,000), 365 days following the date set forth above (the “Maturity Date”).

2. Interest: Interest shall accrue on the Principal Sum commencing the date set forth above (the “Interest Accrual Date”). From the Interest Accrual Date until the Maturity Date, interest shall accrue on the unpaid Principal Sum at the rate of five percent (5%) per annum. Unless this Note is converted in accordance with Section 3 below, accrued and unpaid interest shall be payable, together with the unpaid Principal Sum, on the Maturity Date. If the Maturity Date should fall on a weekend or national holiday, payment shall be due on the following business day. Interest on this Note shall be computed on the basis of the actual number of days elapsed during which the unpaid Principal Sum is outstanding, divided by a year of three hundred sixty-five (365) days. All payments under this Note shall be applied first to the payment of accrued and unpaid interest, with the remainder applied to the unpaid Principal Sum.

Increased Rate After Maturity Date: If, by the Maturity Date: (i) this Note has not been converted in accordance with its terms; or (ii) the Borrower does not repay the Principal Sum and any accrued interest thereon, then the interest rate attributable to the Principal Sum shall increase to the maximum rate allowed by the laws of the State of California.

3. Conversion: Lender agrees that all principal and interest represented by this Note and any prior or subsequent promissory notes entered into between Borrower and Lender, totaling up to an aggregate of $150,000, shall convert, on a pro-rated basis, on the terms set forth below, into fully paid and non-assessable shares of the respective common stock of ORBIT, Borrower, ITREX International Corporation (“ITREX”), Malibu Beach Beverage Group, LLC (“MBB”), Smartvoice Telecommunications, Inc. (“SVT”) and Malibu Entertainment Group, Inc. (“MEG”) (collectively, the “Orbit Companies”) at the price (the “Conversion Price”) per share such that Borrower shall be issued and own, immediately following confirmation of the respective Chapter 11 plans of reorganization of the Orbit Companies, 20% of the outstanding common stock of ORBIT, 95% of the outstanding common stock of Borrower, 95% of the outstanding common stock of MEG, and 10% of the outstanding common stock of each of ITREX, MBB and SVT.

For purposes of the foregoing stock allocations, the total monetary capitalization of the Orbit Companies shall be as follows: $70,000 to each of Borrower and MEG; $85,000 to ORBIT, and $25,000 to each of ITREX, MBB and SVT. Furthermore, for each of the Orbit Companies (other than ORBIT itself), capitalization shall be one billion shares of common stock authorized, ten million shares of common stock issued, and one million shares of “blank check” preferred stock authorized but not issued.

Accordingly, this Note shall convert into common stock of the respective Orbit Companies automatically following the confirmation of each of the respective Chapter 11 plans of reorganization (“Confirmation”) of Borrower and each of its subsidiaries, as specified above, or before Confirmation, upon Borrower’s election; provided, however, that Borrower shall not elect to convert the Note before Confirmation and provided further, if the terms of the Confirmation are not acceptable to Lender in its sole discretion, Lender may elect to retain his Note and reject conversion. The common stock received by Lender upon conversion shall be deemed registered stock pursuant to Title 11 United States Code § 1145 following Confirmation of the Orbit Companies’ respective Chapter 11 plans of reorganization.

In the event that Confirmation of the Chapter 11 plans of reorganization of at least one of the respective Orbit Companies has not occurred by July 31, 2007, then Lender may elect to retain this Note and reject conversion hereof to common stock of any of the Orbit Companies.

4. Registration of Conversion Shares: Any shares issued to Lender in accordance with the conversion right set forth in Section 3 of this Note (the “Conversion Shares”) shall, following the conversion, be registered in Lender’s name. ORBIT agrees that Lender shall have “Piggy back” rights to have such shares included in any registration statement filed by ORBIT or any of the Orbit Companies other than a registration statement on Form S-4, 1145 or S-8. All expenses of such registration shall be borne by ORBIT.

5. Representations and Warranties of Borrower and Orbit: Borrower and Orbit each represent and warrant as follows:

(a)
Borrower is a corporation duly organized and existing under the laws of the state of Nevada, and Orbit is a corporation duly organized and existing under the laws of the state of Delaware. Each corporation has the power to own its property and to carry on its business as it is now being conducted;

(b)
Each of Borrower and Orbit have full power and authority (corporate and other) to borrow the sums provided for in this Note, to execute and deliver this Note and any other instrument or agreement required under this Note, to perform and observe the terms and provisions of this Note and of all such other notes, instruments, and agreements;

(c)	The officers of Borrower and Orbit executing this Note are duly and properly in office and fully authorized to execute it; and

(d)
This Note has been duly authorized, executed, and delivered by each of Borrower and Orbit, and is a legal, valid, and binding agreement of each of Orbit and Borrower, enforceable against it in accordance with its terms, and any other instrument or agreement required under this Note has been so authorized and, when executed and delivered, will be similarly valid, binding, and enforceable.

6. Events of Default: The occurrence of any of the events set out below (Events of Default) shall, at the option of the Lender, make all interest and principal remaining due under this Note immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor or other notices or demands of any kind, except as specified herein:

(a)	Borrower shall fail to pay, within ninety (90) days after the date when due, any installment of interest or principal in accordance with the terms of this Note; or

(b)
Any representation or warranty by Borrower in this Note or in any agreement, instrument, or certificate executed under this Note shall prove to have been false or misleading in any material respect when made.

7. Notices: Any communications between the parties or notices provided for in this Note may be given by mailing them, first class, postage prepaid, and to:

Lender at:	Cleveland BioLabs, Inc.
Address:	11000 Cedar Avenue, Suite 290
Cleveland, Ohio 44195
Telephone number:	(216) 229-2251

and to Borrower at:

BBKO, Inc.	ORBIT BRANDS CORPORATION
c/o Paul A. Beck	c/o Paul A. Beck
Law Offices of Paul A. Beck	Law Offices of Paul A. Beck
A Professional Corporation	A Professional Corporation
13701 Riverside Drive, Suite 701	13701 Riverside Drive, Suite 701
Sherman Oaks, CA 91423	Sherman Oaks, CA 91423
Attention: Joseph R. Cellura	Attention: Joseph R. Cellura
Chairman and CEO	Chairman and CEO

or to such other address as either party may indicate to the other in writing after the date of this Note.

8. Assignment: This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign this Note or any of the rights, duties, or obligations of Borrower under this Note without the prior written consent of Lender.

9. No Waiver: No delay or omission to exercise any right, power, or remedy accruing to Lender on any breach or default of Borrower under this Note shall impair any such right, power, or remedy of Lender, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or waiver of or acquiescence in any similar breach or default occurring later; nor shall any waiver of any single breach or default be considered a waiver of any other prior or subsequent breach or default. Any waiver, permit, consent, or approval of any kind by Lender of any breach or default under this Note, or any waiver by Lender of any provision or condition of this Note, must be in writing and shall be effective only to the extent specifically set forth in that writing. All remedies, either under this Note or by law or otherwise afforded to Lender, shall be cumulative and not alternative.

10. Attorneys’ Fees: In the event of any legal action or suit in relation to this Note or any note or other instrument or agreement required under this Note, or in the event that Lender incurs any legal expense in protecting its rights under this Note, Borrower, in addition to all other sums which Borrower may be called on to pay, will pay to Lender the amount of such legal expense and will, if Lender prevails in such action, pay to Lender a reasonable sum for its attorney's fees and all other costs and expenses.

11. Governing Law: This Note shall be interpreted under the laws of the State of California, without giving effect to the conflict of law principles thereof.

BBKO, Inc., a Nevada corporation

By
Title: Chairman and CEO

ORBIT BRANDS CORPORATION, a Delaware corporation

By
Title: Chairman and CEO